UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Community Health Systems, Inc.

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COMMUNITY HEALTH SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2005
To Our Stockholders:
      Notice is hereby given that the Annual Meeting of Stockholders of Community Health Systems, Inc. will be held on Wednesday, May 25, 2005 at 8:30 a.m. (Eastern Daylight Time) at The St. Regis Hotel, New York, 5th Avenue at 55th Street, New York, New York 10022, to consider and act upon the following matters:

1. To elect two (2) Class II Directors;

2. To approve the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan, as amended and restated on February 23, 2005 (the “Amended and Restated 2000 Stock Option and Award Plan”), which provides eligible participants the opportunity to receive grants of stock options and other awards;

3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2005;

4. To consider a proposal submitted by one of our stockholders; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The close of business on March 31, 2005, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.
      YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

By Order of the Board of Directors,

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel
Brentwood, Tennessee
April 4, 2005

ANNUAL MEETING OF STOCKHOLDERS
OF
COMMUNITY HEALTH SYSTEMS, INC.
PROXY STATEMENT
Table of Contents

Page

Introduction	1
General Information	1
Proxy Statement Proposals	1
Corporate Governance Guidelines and Board Matters	1
Director Compensation	4
Director Nomination Process	4
Stockholder Proposals and Nominations for Directors	5
Members of the Board of Directors	5
Proposals Submitted for a Vote of Stockholders	8
Proposal 1 — Election of Class II Directors	8
Proposal 2 — Approval of Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (as amended and restated on February 23, 2005)	8
Proposal 3 — Appointment of Independent Registered Public Accounting Firm	16
Proposal 4 — Stockholder Proposal	17
Security Ownership of Certain Beneficial Owners and Management	19
Compliance With Exchange Act Section 16(a) Beneficial Ownership Reporting	21
Relationships and Certain Transactions between Community Health Systems, Inc. and its Officers, Directors and 5% Beneficial Owners and their Family Members	21
Information About Our Executive Officers	22
Executive Compensation	23
Summary Compensation Table	24
Stock Options	25
Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values	25
Employment Arrangements	25
Supplemental Executive Retirement Plan	26
Report of the Compensation Committee on Fiscal 2004 Executive Compensation	27
Corporate Performance Graph	30
Audit and Compliance Committee Report	31
Proxy Solicitation	31
Miscellaneous	32
Attachments:
Annex A — Board of Directors Governance Guidelines, including Independence Standards	A-1
Annex B — Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (as amended and restated on February 23, 2005)	B-1

ANNUAL MEETING OF STOCKHOLDERS
OF
COMMUNITY HEALTH SYSTEMS, INC.
155 Franklin Road, Suite 400
Brentwood, TN 37027
PROXY STATEMENT
April 4, 2005
INTRODUCTION
      The enclosed proxy is being solicited by the Board of Directors of Community Health Systems, Inc. (the “Company”) for use in connection with the Annual Meeting of Stockholders to be held Wednesday, May 25, 2005, or any adjournment or postponement thereof.
      The record date with respect to this solicitation is March 31, 2005. All holders of record of our common stock as of the close of business on that date are entitled to vote at the meeting. As of that date the Company had 88,566,361 shares of common stock outstanding. Each share of our common stock is entitled to one vote. A proxy may be revoked by the stockholder at any time prior to its being voted at the meeting by giving written notification to the Company’s Secretary, submitting another proxy with a more recent date, or voting in person at the meeting. Attendance at the Annual Meeting by a stockholder who has executed a proxy does not alone revoke the proxy. When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the directions indicated thereon. If the proxy is properly executed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.
      The Company’s Annual Report to Stockholders, which includes our Form 10-K and contains consolidated financial statements reflecting the financial position as of December 31, 2004 and results of the operations of the Company for 2004, and this Proxy Statement are being mailed to stockholders on or about April 11, 2005. The Annual Report does not form part of the material for the solicitation of proxies.
GENERAL INFORMATION

Proxy Statement Proposals
      Each year the Board of Directors submits to the stockholders at the Annual Meeting its nominations for election of directors. A proposal to our stockholders to approve the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan as amended and restated on February 23, 2005, is also being submitted by our Board of Directors. In addition, the stockholders are requested to ratify the selection of our independent registered public accounting firm. Other proposals may be submitted by the Board of Directors or stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. One of our stockholders has submitted such a proposal. Any proposal submitted by a stockholder for inclusion in the 2006 Annual Meeting Proxy Statement must be received by the Company in the manner and by the deadline set forth under “Stockholder Proposals and Nominations for Directors” as summarized later in this Proxy Statement.

Corporate Governance Guidelines and Board Matters
      Following the passage of the Sarbanes-Oxley Act of 2002, our Board of Directors undertook a review of director independence, director qualifications, committee duties and governance, committee composition and qualification, our code of conduct, our policy regarding trading and reporting of trading in our stock, our policy regarding reporting of complaints involving accounting matters, our practices and policies on making loans to executive officers and directors, and our hiring practices with respect to the employees of our independent auditors. As a result of these reviews, our Board of Directors has taken the following actions, which have been reviewed and are updated annually:

•	Adopted Governance Guidelines for the Board of Directors, including independence standards for our directors.

•	Determined that our Board of Directors is comprised of a majority of directors who meet the independence standards of our Governance Guidelines. Our Board of Directors has determined that of the eight current members of our Board of Directors, John A. Clerico, Dale F. Frey, John A. Fry, Harvey Klein, M.D., Julia B. North, and H. Mitchell Watson, Jr., are independent and meet the categorical independence standards set forth in our Governance Guidelines. Messrs. Smith and Cash, who are employee-officers of the Company, are not independent.

•	Adopted procedures for non-management directors to meet in executive session. The Board of Directors has appointed Dale F. Frey as the lead director (the “Lead Director”) to preside over these executive sessions and to take a leadership role in certain limited circumstances when leadership by the Chairman, who is also our President and Chief Executive Officer, would not be appropriate. Our Lead Director also provides significant input into Board meeting agendas and presentation topics.

•	Adopted a Code of Conduct that is applicable to all directors, officers, and employees of the organization. A variation of this Code of Conduct has been in effect at our Company since 1997.

•	Amended and restated the Audit and Compliance Committee Charter, incorporating all of the requirements of Sarbanes-Oxley and the regulations that have been published to date. Our Audit and Compliance Committee is comprised solely of independent directors, who also meet specific qualifications for service on this committee. All three of the members of our Audit and Compliance Committee are “audit committee financial experts” as defined by the Securities Exchange Act of 1934 (the “Exchange Act”) — John A. Clerico, John A. Fry, and H. Mitchell Watson, Jr.

•	Adopted a policy requiring the pre-approval of all non-audit services to be performed by our independent registered public accounting firm.

•	Adopted a policy that prohibits us from employing individuals who were engaged in our audit during the most recent two years.

•	Created a dual reporting relationship for our internal audit department so that it separately reports to our Chief Financial Officer and our Audit and Compliance Committee and adopted a charter for our Internal Audit Department.

•	Adopted a procedure for handling complaints regarding accounting matters.

•	Adopted a Compensation Committee Charter and strengthened the duties of this committee. The Compensation Committee is comprised solely of independent directors, who also meet specific qualifications for service on this committee.

•	Adopted a revised statement of policy regarding securities trading to ensure that all persons subject to the reporting requirements of Section 16 of the Exchange Act will be able to comply with all applicable filing requirements in a timely manner.

•	Adopted a policy, in accordance with the Sarbanes-Oxley Act, prohibiting us from making any loans to our directors or executive officers (no such loans were outstanding at the date the policy was adopted). Our policy does not allow directors or executive officers to participate in the “cashless exercise” option available to other employee participants in our stock option plan.

•	Adopted a Governance and Nominating Committee Charter. The Governance and Nominating Committee is comprised solely of independent directors.

•	Adopted procedures for the annual review of our Governance Guidelines, committee charters, and board and committee performance.

•	Adopted procedures for stockholders and other persons who wish to communicate directly with our Lead Director, non-employee directors and/or members of our Audit and Compliance Committee. These procedures are set forth in our Governance Guidelines.
A copy of the current version of our Board of Directors Governance Guidelines, including our Independence Standards, is attached to this Proxy Statement as Annex A. Current versions of our Code of Conduct and of the Board of Directors Governance Guidelines and committees’ charters are posted on the Investor Relations section of our Internet Website — www.chs.net, and are available in print to any shareholder who requests them by writing to Community Health Systems, Inc., Investor Relations, at 155 Franklin Road Suite 400, Brentwood, TN 37027.
      Operation and Meetings. The Board of Directors is responsible for broad corporate policy and the overall performance of the Company. Members of the Board are kept informed of the Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by the Company’s Chairman, President and Chief Executive Officer and other corporate executives. They are advised of actions taken by the various committees of the Board of Directors. Directors have access to all books, records and reports, and members of management are available at all times to answer their questions.
      Directors are encouraged to attend our annual meeting of stockholders; eight (8) of our directors, then serving, were present at our 2004 annual meeting of stockholders.
      In light of the fact that affiliates of Forstmann Little & Co. no longer own any shares of our common stock, J. Anthony Forstmann, Theodore J. Forstmann, Sandra J. Horbach and Thomas H. Lister (all of whom are affiliated with Forstmann Little & Co.) submitted to us resignations from our board of directors effective December 13, 2004. Our Board of Directors has decided not to fill the vacancies resulting from these resignations.
      In 2004, the Board of Directors held four (4) regular meetings and six (6) special meetings. Each then incumbent director attended at least 75% of the Board meetings and meetings of the Board Committees on which he/she served which took place at the time he/she was an incumbent director.
      The Audit and Compliance Committee is currently comprised of three (3) independent directors (as independence is defined in Section 303.01 (B) of the NYSE Listed Company Manual and Section 10A-3 of the Exchange Act). These directors are John A. Clerico (Chair), John A. Fry, and H. Mitchell Watson, Jr. This committee held eleven (11) regular meetings, and two (2) special meetings. The Audit and Compliance Committee’s responsibility is to provide advice and counsel to management regarding, and to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit and Compliance Committee report is set forth later in this Proxy Statement.
      The Compensation Committee is comprised of three (3) independent directors, none of whom has ever been an employee of the Company; H. Mitchell Watson, Jr. (Chair), Dale F. Frey, and Julia B. North. The Compensation Committee held three (3) regular meetings and two (2) special meetings and executed one (1) consent action during 2004. The primary purpose of the Compensation Committee is to (i) assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executives; (ii) approve awards and grants of equity-based compensation arrangements to directors, employees, and others pursuant to the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan; (iii) administer the Community Health Systems, Inc. 2004 Employee Performance Incentive Plan with regard to the employees to whom Section 162(m) of the Internal Revenue Code applies; (iv) assist the Board of Directors by making recommendations regarding compensation programs for directors; and (v) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Compensation Committee’s report is set forth later in this Proxy Statement.
      The Governance and Nominating Committee, whose members are Dale F. Frey (Chair), John A. Fry, Harvey Klein, M.D., and Julia B. North, met two (2) times during 2004. All of these members are independent, within the meaning of the Company’s Governance Principles — Independence Standards, which standards meet or exceed the standards contained in the New York Stock Exchange Listing Standards. The primary purpose of the Governance and Nominating Committee is to (i) recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company; (ii) review at least annually the Company’s corporate Governance Guidelines and make any recommended changes, additions or modifications; and (iii) identify individuals qualified to become Board members and to select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders.

Director Compensation
      Our Board of Directors has approved a compensation program for directors who are not members of management (“eligible directors”), which consists of both cash and equity-based compensation. The program was modified by our Board of Directors on December 14, 2004, effective January 1, 2005. Eligible directors receive an annual stipend of $40,000, and an additional $5,000 for each committee chair appointment. Our Lead Director also receives an additional stipend of $5,000. Eligible directors also receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Eligible directors receive 10,000 stock options upon their initial appointment to the Board and 5,000 additional stock options generally for each year that they serve on our Board of Directors. These stock options are granted under our Amended and Restated 2000 Stock Option and Award Plan and vest over two years. On February 28, 2005, our Compensation Committee awarded each of our non-employee directors 1,000 restricted shares pursuant to the Amended and Restated 2000 Stock Option and Award Plan. The restrictions on these shares lapse in equal one-third increments on each of the first three anniversaries of the award date. All directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and its committees. Prior to establishing this program, some of our directors were granted stock options upon joining our Board of Directors, but received no other compensation other than reimbursement of expenses for attending meetings.

Director Nomination Process
      The Governance and Nominating Committee has responsibility for the Director nomination process. Its charter from the Board may be found in the Investor Relations section of the Company’s Website, www.chs.net.
      All of the members of the Governance and Nominating Committee are independent within the meaning of the Company’s Governance Guidelines — Independence Standards, which standards meet or exceed those contained in the New York Stock Exchange Listing Standards. The members of the Governance and Nominating Committee are Dale F. Frey (Chair), John A. Fry, Harvey Klein, M.D., and Julia B. North.
      The Governance and Nominating Committee believes that the minimum qualifications that must be met by any Director nominee include (i) a reputation for the highest ethical and moral standards, (ii) good judgment, (iii) a positive record of achievement, (iv) if on other boards, an excellent reputation for preparation, attendance, participation, interest and initiative, (v) business knowledge and experience relevant to the Company and (vi) a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively.
      The qualities and skills necessary in a director nominee are governed by the specific needs of the Board at the time the Governance and Nominating Committee determines to add a director to the Board. The specific requirements of the Board will be determined by the Governance and Nominating Committee and will be based on, among other things, the Company’s then existing strategies and business, market, regulatory environments, and the mix of perspectives, experience and competencies then represented by the other Board members. The Governance and Nominating Committee will also take into account the Chairman, President and Chief Executive Officer’s views as to areas in which management desires additional advice and counsel.
      When the need to recruit a director arises, the Governance and Nominating Committee will consult the other directors, including the Chairman, President and Chief Executive Officer and, when deemed appropriate, utilize fee-paid third party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Company’s Independence Standards, and other considerations as the Governance and Nominating Committee deems appropriate at the time. Prior to formal consideration by the Governance and Nominating Committee, any candidate who passes such screening would be interviewed by the Chair of the Governance and Nominating Committee and the Chairman, President and Chief Executive Officer.
      The nominees at the Annual Meeting for the two (2) Class II Directors are as follows: Dale F. Frey and John A. Fry, who are incumbents.

Stockholder Proposals and Nominations for Directors
      The Governance and Nominating Committee will consider candidate nominees for election as director who are recommended by stockholders. Recommendations should be sent to the Secretary of the Company and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. For any candidate to be considered by the Governance and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary at our offices (Secretary, Community Health Systems, Inc., 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027) not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. This same time requirement applies to any business a stockholder seeks to bring before an annual meeting of our stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the public announcement of the meeting is first made. The by-laws specify certain requirements as to the form and content of a stockholder’s notice.
      Under Securities and Exchange Commission (“the SEC”) regulations, any stockholder wishing to submit a proposal to be included in the proxy materials relating to the 2006 Annual Meeting of Stockholders must submit the proposal in writing no later than December 23, 2005.
MEMBERS OF THE BOARD OF DIRECTORS
      Our certificate of incorporation provides for a classified Board of Directors consisting of three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. At each Annual Meeting of stockholders, successors to the class of directors whose term expires at that Annual Meeting will be elected for a three-year term and until their respective successors are elected and qualified. A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote in the election of directors.
      Class II directors’ terms expire at our 2005 Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the two (2) persons listed in the table below are incumbent directors and are nominated for election to serve as Class II Directors for a term of three (3) years and until their respective successors are elected and qualify. Mr. Fry was recommended to the Board in 2004 by a non-management director.

Name	Age	Position

Dale F. Frey	72	Director (Class II)
John A. Fry	44	Director (Class II)

Dale F. Frey	Director Since 1997
Lead Director
Governance and Nominating Committee Chair
Compensation Committee Member
      Mr. Frey was elected as our Lead Director in February 2004. Mr. Frey is currently retired. From 1984 until 1997, Mr. Frey was the Chairman of the Board and President of General Electric Investment Corp. From 1980 until 1997, he was also Vice President of General Electric Company. Mr. Frey is also a director of The Yankee Candle Company, Inc., McLeodUSA Incorporated, Aftermarket Technology Corp., Ambassadors Group, Inc., Vantis Money Management (advisory board), and Invamed Catalyst Fund (advisory board).

John A. Fry	Director Since 2004
Audit and Compliance Committee Member
Governance and Nominating Committee Member
      Mr. Fry presently serves as President of Franklin & Marshall College. From 1995-2002, he was Executive Vice President of the University of Pennsylvania and served as the chief operating officer of the University and as a member of the executive committee of the University of Pennsylvania Health System. Mr. Fry is a member of the Board of Trustees of Delaware Investments, with oversight responsibility for all of the portfolios in that mutual fund family.
      The remaining incumbent directors, whose terms of office have not expired (Class I directors’ terms will expire in 2008, and Class III directors’ terms will expire in 2006), are set forth below.

Name	Age	Position

Wayne T. Smith	59	Chairman, President and Chief Executive Officer and Director (Class III)
W. Larry Cash	56	Executive Vice President, Chief Financial Officer and Director (Class I)
John A. Clerico	63	Director (Class III)
Harvey Klein, M.D.	67	Director (Class I)
Julia B. North	57	Director (Class III)
H. Mitchell Watson, Jr.	67	Director (Class I)

Wayne T. Smith	Director Since 1997
Chairman of the Board
      Mr. Smith is the Chairman, President and Chief Executive Officer. Mr. Smith joined us in January 1997 as President. In April 1997, we also named him our Chief Executive Officer and a member of the Board of Directors. In February 2001, he was elected Chairman of our Board of Directors. Prior to joining us, Mr. Smith spent 23 years at Humana Inc., most recently as President and Chief Operating Officer, and as a director, from 1993 to mid-1996. He is also a director of Almost Family and Praxair, Inc. Mr. Smith is a member of the board of directors and a past chairman of the Federation of American Hospitals.

W. Larry Cash	Director Since 2001
      Mr. Cash serves as the Executive Vice President and Chief Financial Officer. Prior to joining Community Health Systems, he served as Vice President and Group Chief Financial Officer of Columbia/ HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/ HCA, Mr. Cash spent 23 years at Humana, Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He is also a director of Cross Country Healthcare, Inc.

John A. Clerico	Director Since 2003
Audit and Compliance Committee Chair
      Since 2000, when Mr. Clerico co-founded ChartMark Investment’s, Inc., he has served as its chairman and as a registered financial advisor. From 1992 through 2000, he served as an executive vice president and the Chief Financial Officer and a Director of Praxair, Inc. From 1983 until its spin-off of Praxair, Inc. in 1992, he served as an executive officer in various financial and accounting areas of Union Carbide Corporation.

Harvey Klein, M.D.	Director Since 2001
Governance and Nominating Committee Member
      Dr. Klein has been an Attending Physician at the New York Hospital since 1992. Dr. Klein serves as the William S. Paley Professor of Clinical Medicine at Cornell University Medical College, a position he has held since 1992. He also has been a Member of the Board of Overseers of Weill Medical College of Cornell University since 1997. Dr. Klein is a member of the American Board of Internal Medicine and American Board of Internal Medicine, Gastroenterology.

Julia B. North	Director Since 2004
Compensation Committee Member
Governance and Nominating Committee Member
      Julia B. North was appointed to our Board of Directors in December 2004. She is presently retired. Over the course of her career, Ms. North has served in many senior executive positions, including as president of consumer services for BellSouth Telecommunications from 1994 to 1997. After leaving BellSouth Telecommunications in 1997, she served as the President and CEO of VSI Enterprises, Inc. She currently serves on the Board of Directors of Acuity Brands, Inc., MAPICS, Inc., Simtrol Inc. and Winn-Dixie, Inc. On February 21, 2005, Winn-Dixie, Inc. filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code.

H. Mitchell Watson, Jr.	Director Since 2004
Compensation Committee Chair
Audit and Compliance Committee Member
      Mr. Watson presently serves as the President of Sigma Group of America since 1992. From 1982 to 1989, Mr. Watson was a Vice President of IBM, serving from 1982 to 1986 as President, Systems Product Division, and from 1986 to 1989 as Vice President, Marketing. From 1989 to 1992, Mr. Watson was President and Chief Executive Officer of ROLM Company. Mr. Watson is also a director and the non-executive Chairman of MAPICS, Inc., and a director and the Chairman of the Audit Committee of Praxair, Inc.

Compensation Committee Interlocks and Insider Participation
      The current members of the Compensation Committee of our Board of Directors are H. Mitchell Watson, Jr. (chair), Dale F. Frey, and Julia B. North. None of the members of the Compensation Committee are a current or former executive officer or employee of our Company or any of our subsidiaries.

PROPOSALS SUBMITTED FOR A VOTE OF STOCKHOLDERS
PROPOSAL 1
ELECTION OF CLASS II DIRECTORS
      Upon the recommendation of the Governance and Nominating Committee, the following two (2) persons listed below are nominated for election to serve as Class II Directors for a term of three (3) years and until their respective successors are elected and qualify.
      The nominees for directors are Dale F. Frey and John A. Fry. All nominees are currently serving terms as directors that expire at the Annual Meeting. Each of the nominees has agreed to serve for the three-year term to which they have been nominated; if any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of such other person(s), if any, as the Board of Directors may designate.

Required Vote
      The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the Annual Meeting is required to elect each of the Class II directors. Abstentions and broker non-votes in connection with the election of directors have no effect on such election since directors are elected by a plurality of the votes cast at the meeting.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS.
PROPOSAL 2
COMMUNITY HEALTH SYSTEMS, INC. AMENDED AND RESTATED 2000 STOCK
OPTION AND AWARD PLAN AMENDED AND RESTATED ON FEBRUARY 23, 2005
      The Board of Directors proposes that the stockholders approve our Amended and Restated 2000 Stock Option and Award Plan, as amended and restated on February 23, 2005.
      The Board amended and restated the plan on February 23, 2005, (i) to increase the number of shares authorized for award from 12,562,791 to 17,062,791, an increase of 4,500,000 shares, (ii) to increase the number of shares available for award as restricted shares, performance awards (both stock and unit), phantom stock, and other awards that are granted as full value awards from 2,000,000 to 4,500,000 shares, (iii) to prohibit nonqualified stock options from being granted at less than fair market value on the date the option is granted and (iv) to modify the change in control provision, such that vesting of options or lapsing of restrictions will occur on the date the change in control is effective, without regard to whether the employment or other relationship of the optionee or grantee is terminated. Prior to its amendment and restatement, only 4,110,831 shares of our common stock were available for issuance under the plan.
      The Board of Directors believes that the amendments to the plan are necessary to continue its effectiveness in attracting, motivating and retaining officers, employees, directors and consultants with appropriate experience, to increase the grantees’ alignment of interest with the stockholders, to ensure the Company’s compliance with the requirements of Section 162(m) of the Internal Revenue Code, and to facilitate the plan’s operation.
SUMMARY OF THE AMENDED AND RESTATED 2000 STOCK OPTION AND AWARD PLAN
      Our Board of Directors adopted the 2000 Stock Option and Award Plan in April 2000, and the stockholders approved it in April 2000, prior to our initial public offering. The plan was amended and restated in February 2003 and as amended and restated was approved by our stockholders in May 2003. The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and for the grant of stock options which do not so qualify, stock appreciation rights, restricted stock, performance units and performance shares, phantom stock awards, and share awards. The plan is also designed to comply with the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 under the Exchange Act.
      The following is a summary of the material terms of the plan, as amended and restated on February 23, 2005. The summary is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this Proxy Statement as Annex B.

Purpose.
      The purpose of the plan is to strengthen the Company by providing an incentive to our employees, officers, consultants and directors and thereby encourage them to devote their abilities and efforts to the success of our business.

Administration.
      The plan is administered by the Compensation Committee of our Board of Directors, which consists of at least two of our independent directors, each of whom must also never have served as an officer of the Company. Members of the Compensation Committee serve at the pleasure of the Board of Directors until they cease to be directors or until removed by our Board of Directors. The Compensation Committee has the authority under the plan, among other things, to select the individuals to whom awards will be granted, to determine the type, size, purchase price and other terms and conditions of awards, and to construe and interpret the plan and any awards granted under the plan. Furthermore, with respect to options and awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee may generally delegate to one or more officers of the Company the authority to grant options or awards and/or to determine the number of shares subject to each such option or award. All decisions and determinations by the Compensation Committee in the exercise of its power are final, binding and conclusive.

Eligible Individuals.
      Generally, officers, employees, directors and consultants of the Company or any of our subsidiaries are eligible to participate in the plan. Awards are made to eligible individuals at the discretion of the Compensation Committee and therefore, we cannot determine who will receive a future grant at this time. As of March 1, 2005, there were approximately 17 officers (including all current executive officers), approximately 500 other employees and 6 non-management directors who were eligible to participate in the plan.

Shares Subject to Plan.
      Prior to the amendment and restatement of the plan, 4,110,831 shares of our common stock remained available for grants under the plan. On February 23, 2005, our Board of Directors amended and restated the plan to, among other things, increase the number of shares available for such grants by an additional 4,500,000. Thus, subject to the approval of our stockholders, the plan as amended and restated will have available a total of 8,610,831 shares for future grants.
      In no event will an eligible individual in any calendar year receive a grant of options or awards that is in the aggregate in respect of more than 1,000,000 shares, and the maximum dollar amount of cash or fair market value of shares that any eligible individual may receive in any calendar year in respect of performance units denominated in dollars may not exceed $250,000. In addition, the number of shares of our common stock that may be subject to awards of restricted stock, performance based stock or units, or phantom stock under the plan is limited to 4,500,000, and no more than 30,000 shares may be issued upon the exercise of incentive stock options under the plan. On March 31, 2005, our common stock closed at $34.91 per share on the New York Stock Exchange.

      Shares subject to awards which expire, are canceled, are settled in cash or otherwise terminate for any reason without having been exercised or without payment having been made in respect of the entire award will again be available for issuance under the plan. In the event of any increase or reduction in the number of shares, or any change (including a change in value) in the shares or an exchange of shares for a different number or kind of shares of the Company or another corporation, in any case by reason of a recapitalization, merger, reorganization, spin-off, split-up, stock dividend or stock split, among other things, the Compensation Committee may generally adjust the maximum number and class of common shares issuable under the plan, the number of common shares which are subject to outstanding awards, and/or the exercise price applicable to any of such outstanding awards.

Types of Awards Available.

Stock Options
      The Compensation Committee may grant both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code, the terms and conditions of which will be set forth in an option agreement. The Compensation Committee has complete discretion in determining the number of shares that are to be subject to options granted under the plan and whether any such options are to be incentive stock options or nonqualified stock options.
      The exercise price of any option granted under the plan may not be less than the fair market value of a share of our common stock on the date of grant. The fair market value of a share of our common stock on any date generally will be the closing sales price of a share of such common stock as reported by the New York Stock Exchange on that date.
      The duration of any option granted under the plan will be determined by the Compensation Committee. Generally, however, no option may be exercised more than ten years from the date of grant.
      The Compensation Committee also has the discretion to determine the vesting schedule of any options granted under the plan and may accelerate the exercisability of any option (or portion of any option) at any time. In the event of a change in control of the Company, each option held by the optionee as of the date of the change of control will become immediately and fully vested and exercisable. In addition, the option will remain exercisable for a period of six months after the date of change in control, but in no event after the expiration of the stated term of the option.

Non-Discretionary Options
      The plan also provides for the grant of non-discretionary options to our non-employee directors. These provisions were added to the plan in respect of the compensation program that was approved by the Board of Directors for our directors, as described above.
      Upon becoming a director, each director will be granted an option in respect of 10,000 shares of our common stock (the “initial grant”). In addition, each such director will be granted an option in respect of 5,000 shares of our common stock on the first business day after the first day of each calendar year that the plan is in effect provided that he or she is a member of our Board of Directors on such date (an “annual grant”). However, if the initial grant is made after June 30th of any calendar year, the first annual grant to the respective director will be made on the first business day after the first day of the second calendar year following such year in which the initial grant was made, provided that the director is a member of our Board of Directors on such date. The purchase price for such shares subject to the initial grant or an annual grant will be equal to the fair market value of the shares on the date that the option is granted.
      Non-discretionary grants are subject to the terms applicable to options generally, except that each non-discretionary option will become fully vested with respect to 50% of the shares on each of the first and second anniversaries of the date of grant if the optionee continues to serve as a member of our Board of Directors as of such date. If the director dies prior to the option becoming fully vested and while a member of our Board of Directors, the option will become fully vested with respect to 100% of the option shares.
      In addition, the term of each non-discretionary option granted under the plan will be ten years, unless terminated earlier as follows. If a non-employee director’s service terminates for any reason other than disability, death or cause, he or she may exercise his or her option during the six-month period following such termination (but in no event after the expiration of the stated term of the option) to the extent, and only to the extent, that the option was vested as of such date of the termination. After the expiration of such six-month period, the option will automatically terminate in full.
      If a non-employee director’s service as a director terminates by reason of the optionee’s disability or by reason of his or her death, he or she (or his or her beneficiary, if applicable) may exercise his or her option during the one-year period following such termination (but in no event after the expiration of the stated term of the option) to the extent, and only to the extent, that the option was vested as of the date of termination. After the expiration of such one-year period, the option will automatically terminate in full.
      If the non-employee director’s service as a director terminates for cause, any unexercised portion of a non-discretionary option granted to him or her under the plan will immediately terminate in full.

Stock Appreciation Rights
      The Compensation Committee may grant stock appreciation rights either alone or in conjunction with a grant of an option. In conjunction with an option, a stock appreciation right may be granted either at the time of grant of the option or at any time thereafter during the term of the option, and will generally cover the same shares covered by the option and be subject to the same terms and conditions as the related option. In addition, a stock appreciation right granted in conjunction with an option may be exercised at such times and only to the extent that the related option is exercisable. Any exercise of stock appreciation rights will result in a corresponding reduction in the number of shares available under the related option. In the event that the related option is exercised instead, a corresponding reduction in the number of shares available under the stock appreciation right will occur.
      Upon exercise of a stock appreciation right which was granted in connection with an option, a grantee will generally receive a payment equal to the excess of the fair market value of a share of our common stock on the date of the exercise of the right over the per share exercise price under the related option, multiplied by the number of shares with respect to which the stock appreciation right is being exercised.
      A stock appreciation right may be granted at any time and, if independent of an option, may be exercised upon such terms and conditions as the Compensation Committee, in its sole discretion, imposes on the stock appreciation right. However, the stock appreciation right may generally not have a duration that exceeds ten years.
      Upon exercise of a stock appreciation right which was granted independently of an option, the optionee will generally receive a payment equal to the excess of the fair market value of a share of our common stock on the date of exercise of the right over the fair market value of our common stock on the date of grant, multiplied by the number of shares with respect to which the stock appreciation right is being exercised.
      Notwithstanding the foregoing, the Compensation Committee may limit the amount payable with respect to a grantee’s stock appreciation right (whether granted in conjunction with an option or not), if any, by including such limit in the agreement evidencing the grant of the stock appreciation right at the time of grant. In addition, in the event of a change in control, each stock appreciation right held as of the change of control will become immediately and fully vested and exercisable and remain exercisable for a period of six months after the date of termination (but in no event after the expiration of the stated term of the stock appreciation right).

Restricted Stock
      Restricted stock may be awarded under the plan, which will be evidenced by a restricted stock agreement containing such restrictions, terms and conditions as the Compensation Committee may, in its discretion, determine.
      Shares of restricted stock will be issued in the grantee’s name as soon as reasonably practicable after the award is made and after the grantee executes the restricted stock agreement, appropriate blank stock powers and any other agreements or documents which the Compensation Committee requires that the grantee execute as a condition to the issuance of such shares. Generally, restricted shares issued under the plan will be deposited together with the stock powers with an escrow agent (which may be us) designated by the Compensation Committee, and upon delivery of the shares to the escrow agent, the grantee will have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.
      Restrictions on shares awarded under the plan will lapse at such time and on such terms and conditions as the Compensation Committee may determine (which may include the occurrence of a change in control), which restrictions will be set forth in the restricted stock award agreement. The Compensation Committee may impose restrictions on any of the shares of restricted stock that are in addition to the restrictions under applicable federal or state securities laws, and may place a legend on the certificates representing such shares to give appropriate notice of any restrictions.
      Upon the lapse of the restrictions on restricted shares, the Compensation Committee will cause a stock certificate to be delivered to the grantee with respect to such shares, free of all restrictions under the plan.

Performance Units and Performance Shares
      The Compensation Committee may grant performance units and performance shares subject to the terms and conditions determined by the Compensation Committee in its discretion and set forth in the agreement evidencing the grant.
      Performance units represent, upon attaining certain performance goals, a grantee’s right to receive a payment generally equal to (i) in the case of share-denominated performance units, the fair market value of a share of our common stock determined on the date the performance unit was granted, the date the performance unit became vested or any other date specified by the Compensation Committee, (ii) in the case of dollar-denominated performance units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in (i) or (ii) above depending on the level of the performance goal attained. Each agreement evidencing a grant of a performance unit will specify the number of performance units to which it relates, the performance goals which must be satisfied in order for performance units to vest and the performance cycle within which such performance goals must be satisfied.
      The Compensation Committee must establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Compensation Committee deems appropriate. Payment in respect of vested performance units will generally be made as soon as practicable after the last day of the performance cycle to which the award relates.
      Payments may be made entirely in shares of our common stock valued at fair market value, entirely in cash, or in such combination of shares and cash as the Compensation Committee may determine in its discretion. If the Compensation Committee in its discretion determines to make the payment entirely or partially in restricted shares, the Compensation Committee must determine the extent to which such payment will be in restricted shares and the terms of such shares at the time the performance unit award is granted.

      Performance shares are subject to the same terms as described with respect to restricted stock (described above), except that the Compensation Committee will establish the performance goals to be attained in respect of the performance shares, the various percentages of performance shares to be paid out upon attainment, in whole or in part, of the performance goals and such other performance share terms, conditions and restrictions as the Compensation Committee deems appropriate.
      Performance goals established by the Compensation Committee for performance unit or performance share awards may be expressed in terms of (i) earnings per share, (ii) share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity of assets, (vi) sales or (vii) any combination of the foregoing. Performance goals may be in respect of the performance of the Company or any of our subsidiaries or divisions or any combination thereof. Performance goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.
      The agreements evidencing a grant of performance units or performance shares may provide for the treatment of such awards in the event of a change in control, including provisions for the adjustment of applicable performance goals.

Phantom Stock and Other Share-Based Awards
      The Compensation Committee may grant shares of phantom stock, subject to the terms and conditions established by the Compensation Committee and set forth in the agreement evidencing the award. Upon the vesting of a phantom stock award, the grantee will receive a cash payment in respect of each share of phantom stock. The cash payment will be equal to the fair market value of a share of our common stock as of the date the phantom stock award was granted or such other date as determined by the Compensation Committee at the time of grant. In lieu of a cash payment, the Compensation Committee may settle phantom stock awards with shares of our common stock having a fair market value equal to the cash payment to which the grantee is entitled.
      The Compensation Committee may also grant any other share-based award on such terms and conditions as the Compensation Committee may determine in its sole discretion.

Transferability of Options and Awards.
      Options and unvested awards, if any, are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such options and awards are generally exercisable only by the optionee or grantee during his or her lifetime, except that the Compensation Committee may provide that, in respect of any nonqualified stock option granted to an optionee, the option may be transferred to his or her spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. In addition, the Compensation Committee may permit the nonqualified stock option to be transferred to trusts solely for the benefit of the optionee’s family members and to partnerships in which the family members and/or trusts are the only partners.
      A nonqualified stock option or a stock appreciation right may also be transferred pursuant to a domestic relations order. A stock appreciation right granted in conjunction with an option will not be transferable except to the extent that the related option is transferable.

Certain Transactions.
      In the event of a liquidation, dissolution, merger or consolidation, the plan and the options and awards issued under the plan will continue in accordance with the respective terms and any terms set forth in an agreement evidencing the option or award. Notwithstanding the foregoing, following any such transaction, options and awards will be treated as provided in the agreement entered into in connection with the transaction. If not so provided in that agreement, following any such transaction, the optionee or grantee will be entitled to receive in respect of each share of our common stock subject to his or her option or award, upon the exercise of any such option or upon the payment or transfer related to any such award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of common stock of the Company was entitled to receive in the transaction in respect of such share. The stock, securities, cash, property, or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the option or award prior to the transaction.

Amendment or Termination.
      The plan will terminate on April 24, 2010, the day preceding the 10th anniversary of the Board of Director’s adoption of the plan, and no option or award may be granted after such date. In addition, our Board of Directors may sooner terminate the plan and may amend or suspend the plan at any time or from time to time. However, no amendment, suspension or termination may adversely affect the rights of an optionee or grantee with respect to options or awards granted prior to such action unless his or her consent is obtained, or deprive an optionee or grantee of any shares which may have been acquired under the plan. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by our stockholders in accordance with such applicable law, regulation or exchange requirement.
      No modification of an agreement evidencing an option or award may adversely alter or impair any rights or obligations under the option or award unless the consent of the optionee or grantee is obtained.

No Additional Rights.
      An optionee does not have any rights as a shareholder of the Company with respect to any shares of our common stock issuable upon exercise of an option generally until the Company issues and delivers shares (whether or not certificated) to the optionee, a securities broker acting on behalf of the optionee or other nominee of the optionee.
Federal Income Tax Consequences of Options
      The following discussion is a general summary of the principal United States federal income tax consequences under current federal income tax laws relating to stock options granted under the plan. This information is not a definitive explanation of the tax consequences of such awards nor is this summary intended to be exhaustive as it, among other things, does not describe state, local or foreign income tax and other tax consequences.

Generally.
      An optionee will not recognize any taxable income upon the grant of a nonqualified option, and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified option, the excess of the fair market value of the Company’s common stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. The Company will generally be entitled to a tax deduction in the amount that the optionee includes in his or her gross income upon exercise and at the same time as he or she recognizes such income, subject to any deduction limitation under Section 162(m) or 280G or the Internal Revenue Code (each of which is discussed below). The optionee’s tax basis for the common stock received pursuant to such exercise will equal the sum of the compensation income recognized by the optionee and the exercise price he or she paid. The holding period with respect to such common stock will commence upon exercise of the option. The optionee’s subsequent disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss.
      Subject to the discussion below, the optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the optionee.

      Generally, if the optionee has held shares acquired upon the exercise of an incentive stock option for at least one year after the date of exercise and for at least two years after the date of grant of the incentive stock option, upon his or her disposition of the shares, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee. Generally, upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the date of exercise or within two years after the date of grant of the incentive stock option (any such disposition being referred to as a “disqualifying disposition”), any excess of the fair market value of the shares at the time of exercise of the option over the exercise price of such option will constitute ordinary income to the optionee. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount of such ordinary income included in the optionee’s gross income. Any excess of the amount realized by the optionee on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain and will not be deductible by us. If the sale proceeds from a disqualifying disposition are less then the fair market value of the shares on the date of exercise, the amount of the optionee’s ordinary income will be limited to the gain (if any) realized on the sale.
      If the option is exercised through the use of shares of our common stock previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized by the optionee with respect to the use of such shares upon exercise of the option. The basis and the holding period of such shares (for purposes of determining capital gain) will carry over to a like number of shares acquired upon exercise of the option. In the case of any nonqualified stock option, ordinary income (treated as compensation) will be recognized by the optionee on the additional shares of common stock acquired upon exercise of the option and will be equal to the fair market value of such shares on the date of exercise less any additional cash paid. If the previously owned shares of common stock were acquired by the optionee on the exercise of an incentive stock option and the holding period requirement for these shares is not satisfied at the time they are used to pay the exercise price the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the optionee’s recognition of ordinary income in the amount described in the preceding paragraph. Special rules may apply in computing the amount and character of the optionee’s income (or loss) in connection with the exercise of an incentive stock option where the exercise price is paid by the optionee’s delivery of previously owned shares.

Section 162(m) of the Internal Revenue Code.
      Section 162(m) of the internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. However, Section 162(m) provides an exception for “performance-based compensation” if the material terms are disclosed to and approved by the Company’s stockholders. Grants of options, stock appreciation rights and performance awards made under the plan can be made in a manner so as to qualify as “performance-based compensation” for purposes of Section 162(m).

Section 280G of the Internal Revenue Code
      Under certain circumstances, the accelerated vesting or exercise of options in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent that any such event is considered to have occurred under the plan, the optionee would be subject to a 20% excise tax, and the Company would lose the ability to deduct the excess parachute payment.

NEW PLAN BENEFITS
      The grant of options and awards under the Amended and Restated 2000 Stock Option and Award Plan are subject to the discretion of the Compensation Committee and therefore are not determinable at this time.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK OPTION AND AWARD PLAN, AS AMENDED AND RESTATED ON FEBRUARY 23, 2005.
PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      The Board of Directors proposes that the stockholders ratify the appointment by the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for 2005. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions submitted by stockholders at the Annual Meeting. Deloitte & Touche LLP will have the opportunity to make a statement if it desires to do so.

Fees
      The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	2004	2003

	(In thousands)
Audit Fees(a)	$2,698	$1,222
Audit-Related Fees(b)	618	594
Tax Fees(c)	597	268
All Other Fees(d)	117	87

Total	$4,030	$2,171

(a)	Fees for audit services billed in 2004 and 2003 consisted of:

• Audit of the Company’s annual consolidated financial statements (2004 amount includes an attestation report on management’s assessment of internal control over financial reporting);

• Reviews of the Company’s quarterly consolidated financial statements; and

• Statutory and regulatory audits, consents and other services related to SEC matters.

(b)	Fees for audit-related services billed in 2004 and 2003 consisted of:

• Due diligence associated with acquisitions;

• Financial accounting and reporting consultations;

• Sarbanes-Oxley Act, Section 404 advisory services;

• Employee benefit plan audits; and

• Agreed-upon procedures engagements.

(c)	Fees for tax services billed in 2004 and 2003 consisted of:

• Fees for tax compliance services totaled $571,000 and $247,000 in 2004 and 2003, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

(i) Federal, state and local income tax return assistance;

(ii) Sales and use, property and other tax return assistance; and

(iii) Assistance with tax audits and appeals.

• Fees for tax planning and advice services totaled $26,000 and $21,000 in 2004 and 2003, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to structuring certain proposed mergers, acquisitions and disposals and other transactions.

(d)	Fees for all other services billed in 2004 and 2003 consisted of permitted non-audit services, such as:

• Valuation, or other services permitted under transition rules in effect at May 6, 2003; and

• Any other consulting or advisory service.
      In considering the nature of the services provided by the independent registered public accounting firm, the Audit and Compliance Committee determined that such services are compatible with the provision of independent audit services. The Audit and Compliance Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Non-Audit Services
      On December 10, 2002, the Board of Directors delegated to the Audit and Compliance Committee the sole authority to engage and discharge the Company’s independent registered public accounting firm, to oversee the conduct of the audit of the Company’s consolidated financial statements, and to approve the provision of all auditing and non-audit services. All audit and non-audit services performed by the independent registered public accounting firm during 2004 were pre-approved by the Audit and Compliance Committee prior to the commencement of such services. The Company’s policy does not permit the retroactive approval for “de minimus non-audit services.”

Required Vote
      Approval by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2005 at the Annual Meeting, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Compliance Committee. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.
PROPOSAL 4
STOCKHOLDER PROPOSAL ENTITLED “STOCK OPTION EXPENSING”
      Indiana State District Council of Laborers and Hod Carriers Pension Fund, P.O. Box 1587, Terre Haute, Indiana 47808, which beneficially owns 9,000 shares of our common stock, notified us on December 8, 2004 that it intends to submit the following proposal at this year’s meeting. If properly presented at the meeting, this proposal will be voted on at the Annual Meeting. The stockholder’s proposal is quoted verbatim in italics below.
      Company management and our Board of Directors disagree with the adoption of the resolution proposed below and asks stockholders to read management’s response, which follows the stockholder proposal.

Our Board unanimously recommends a vote AGAINST Proposal 4.
      Resolved: That the stockholders of Community Health Systems, Incorporated (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.
      Supporting Statement: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report. (Financial Accounting Standards Board Statement 123) Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.
      Stock options are an important component of our Company’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the costs of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.
      “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options is a Bandwagon Worth Joining,” Aug. 16, 2002.
      Warren Buffett wrote in a New York Times Op-ED piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings.

Without blushing, almost all CEOs have told their shareholders that options are cost-free.

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?
      Bear Stearns recently reported that more than 483 companies are expensing stock options or have indicated their intention to do so. 113 of these companies are S&P 500 companies, representing 41% of the index based on market capitalization. (Bear Stearns Equity Research, February 12, 2004, “Companies that currently expense or intend to expense using the fair value method.”)
      This Fund and other Building Trades’ union pension funds have sponsored numerous expensing proposals over the past two proxy seasons. Majority votes in support of the proposals were recorded at over fifty companies, including Georgia-Pacific, Apple Computer, Intel, IBM, Novell, and PeopleSoft. We urge your support for this important reform.
MANAGEMENT’S STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL
      The Company strives to ensure that its financial statements and reported earnings are accurate and disagrees with the proponent’s statement that the cost of employee stock compensation is either obscured or understated in our financial statements.
      The stockholder proponent supports its position by quoting extensively from a newspaper article published in July 2002. In the almost three years since, much debate and rule making has taken place and companies are, in fact, required to disclose the cost of employee stock-based compensation. Since the Company’s initial granting of stock options on June 8, 2000, the Company has reflected in the footnotes to its financial statements in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” the impact on its net income and earnings per share if stock options were required to be expensed. Thus, investors have had access to this information and can evaluate the imputed cost of employee stock-based compensation.
      On December 16, 2004, the Financial Accounting Standards Board issued its final accounting pronouncement requiring all companies to expense stock options. For the Company, this new rule will be effective beginning July 1, 2005. The Company will comply with Statement of Financial Accounting Standards No. 123R when it goes into effect, however, we oppose doing so in the absence of regulation or other indication that this practice is adhered to consistently by our industry competitor groups.
      The Company competes with seven other public companies for investors and capital. At this time, we are aware of only one other company in our industry group that has elected to voluntarily expense stock options. To voluntarily expense stock options prior to the effective date of SFAS No. 123R would place the Company in a competitive disadvantage from a performance comparison with respect to its peers. Expensing of stock options in accordance with SFAS No. 123R would have reduced our 2004, diluted net income per share by $0.06, or 4%. When SFAS No. 123R becomes effective, all companies’ disclosures will be consistent and investors will be able to make appropriate comparisons. In the event SFAS No. 123R is delayed, withdrawn, or overturned by legislative action, the Company could face a longer term disadvantage to its peer group if the stockholder’s proposal were to be adopted. We believe stockholder value is better preserved by retaining flexibility at the Board level and rejecting this proposal.

Required Vote
      Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.
      OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE PROPOSAL TO EXPENSE STOCK OPTIONS PRIOR TO THE EFFECTIVE DATE OF SFAS NO. 123R.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information as of March 31, 2005, except as otherwise footnoted, with respect to ownership of our common stock by:

•	each person known by us to be a beneficial owner of more than 5% of our Company’s common stock;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table on page 24; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

	Shares Beneficially
	Owned(1)

Name	Number		Percent

5% Stockholders:
FMR Corp.(2)	9,079,293		10.3%
T. Rowe Price Associates, Inc.(3)	5,214,000		5.9%
Iridian Asset Management(4)	4,793,800		5.4%
Massachusetts Financial Services Co.(5)	4,454,434		5.0%
Directors:
John A. Clerico	18,500	(6)	*
Dale F. Frey	39,181	(7)	*
John A. Fry	6,000	(8)	*
Harvey Klein	18,500	(9)	*
Julia B. North	2,000		*
H. Mitchell Watson, Jr.	8,000	(10)	*
Wayne T. Smith	1,848,221	(11)	2.1%
W. Larry Cash	973,339	(12)	1.1%
Other Named Executive Officers:
David L. Miller	346,139	(13)	0.4%
Gary D. Newsome	380,132	(14)	0.4%
Michael T. Portacci	352,544	(15)	0.4%
All Directors and Executive Officers as a Group (15 persons)	4,490,403	(16)	4.9%

*	Less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons has the right to acquire them within 60 days after March 31, 2005. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after March 31, 2005 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on a Schedule 13G filed on March 10, 2005 by FMR Corp. The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

(3)	Based upon a Schedule 13G filed on February 15, 2005 by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates, Inc., is 100 East Pratt St., Baltimore, MD 21202.

(4)	Based upon a Schedule 13G jointly filed on February 8, 2005 by Iridian Asset Management LLC, The Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/ First Financial, Inc., and BIAM (US) Inc. The address of Iridian Asset Management LLC is 276 Post Road West, Westport, CT 06880.

(5)	Based upon a Schedule 13G filed on February 10, 2005 by Massachusetts Financial Services Co. The address of Massachusetts Financial Services Co. is 500 Boylston St., 15th Floor, Boston, MA 02116.

(6)	Includes 12,500 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(7)	Includes 33,181 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(8)	Includes 5,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(9)	Includes 17,500 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(10)	Includes 5,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(11)	Includes 1,250,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(12)	Includes 843,333 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(13)	Includes 240,142 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(14)	Includes 333,333 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(15)	Includes 291,740 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.

(16)	Includes 3,390,062 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2005.
COMPLIANCE WITH EXCHANGE ACT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
      Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from all reporting persons that no Form 5 report was required to be filed by them, we believe that during 2004, all of our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exception. In February 2004, a grant of 60,000 stock options was made to Mr. Hussey, one of our Senior Vice Presidents and inadvertently a Form 4 was not filed timely. The late filing has now been made.
RELATIONSHIPS AND CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS AND 5% BENEFICIAL OWNERS AND THEIR FAMILY MEMBERS
      The Company employs Brad Cash, son of W. Larry Cash. In 2004, Brad Cash received compensation of $140,901, including compensation of $11,541 incurred from the exercise of stock options, while serving as a chief financial officer of one of our hospitals.
      The Company has used the services of McLeodUSA Incorporated, a company of which affiliates of Forstmann Little & Co. beneficially owned 57% of the outstanding equity as of December 31, 2004 and which Theodore J. Forstmann, Dale F. Frey and Thomas H. Lister serve as directors. In 2004, the Company paid McLeodUSA $215,538 for telecommunications services. Messrs. Forstmann and Lister resigned as directors effective December 13, 2004.
      Forstmann Little & Co., as manager of Forstmann Little partnerships, incurred business expenses that we reimbursed to them, principally for travel and public relations services on our behalf. We paid Forstmann Little & Co. $38,380 in 2004 as reimbursement for these expenses. Affiliates of Forstmann Little & Co. no longer own any shares of our common stock and no longer serve on our board of directors.

      In April 2004, affiliates of Forstmann Little & Co. sold 23,400,870 shares of our common stock in a public secondary offering. The Company incurred approximately $0.9 million in expenses related to this offering.
      In September 2004, affiliates of Forstmann Little & Co. sold 23,134,738 shares of our common stock in a public secondary offering. Subsequently we purchased from Citigroup Global Markets Inc., underwriter for the offering, 12,000,000 of the shares sold for an aggregate purchase price of $290.52 million, or $24.21 per share. We borrowed approximately $260 million under the revolving tranche of our senior secured credit facility to pay a portion of the purchase price for the shares. The Company incurred approximately $0.4 million in expenses related to this offering.
      The Company believes each of the transactions or financial relationships were on terms as favorable as could have been obtained from unrelated third parties.
      During 2004, we made a contribution of $25,000 to Huggy Bears, a charitable organization of whose board Theodore J. Forstmann is a member. At that time, Theodore J. Forstmann was one of our directors, but he has since resigned.
      There were no loans outstanding during 2004 from the Company to any of its directors, nominees for director, executive officer, or any beneficial owner of 10% or more of our equity securities, or any family member of any of the foregoing.
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
      The following sets forth information regarding our executive officers as of March 31, 2005. Each of our executive officers holds an identical position with CHS/ Community Health Systems, Inc., our wholly-owned subsidiary:

Name	Age	Position

Wayne T. Smith	59	Chairman of the Board, President and Chief Executive Officer and Director (Class III)
W. Larry Cash	56	Executive Vice President, Chief Financial Officer and Director (Class I)
David L. Miller	56	Senior Vice President — Group Operations
Gary D. Newsome	47	Senior Vice President — Group Operations
Michael T. Portacci	46	Senior Vice President — Group Operations
William S. Hussey	55	Vice President — Group Operations
Martin G. Schweinhart	50	Senior Vice President — Operations
Rachel A. Seifert	45	Senior Vice President, Secretary and General Counsel
T. Mark Buford	51	Vice President and Corporate Controller
      Wayne T. Smith — The principal occupation and employment experience of Mr. Smith during the last five years is set forth on page 6 above.
      W. Larry Cash — The principal occupation and employment experience of Mr. Cash during the last five years is set forth on page 7 above.
      David L. Miller serves as Senior Vice President — Group Operations. Mr. Miller joined us in November 1997 as a Group Vice President, and presently manages hospitals in Alabama, Florida, Louisiana, North Carolina, South Carolina, Virginia, and West Virginia. Prior to joining us, he served as a Divisional Vice President for Health Management Associates, Inc. from January 1996 to October 1997. From July 1994 to December 1995, Mr. Miller was the Chief Executive Officer of the Lake Norman Regional Medical Center in Mooresville, North Carolina, which is owned by Health Management Associates, Inc.

      Gary D. Newsome serves as Senior Vice President — Group Operations. Mr. Newsome joined us in February 1998 as Group Vice President, and presently manages hospitals in Illinois, Kentucky, New Jersey, and Pennsylvania. Prior to joining us, he was a Divisional Vice President of Health Management Associates, Inc. From January 1995 to January 1996, Mr. Newsome served as Assistant Vice President/ Operations and Group Operations Vice President responsible for facilities of Health Management Associates, Inc., in Oklahoma, Arkansas, Kentucky, and West Virginia.
      Michael T. Portacci serves as Senior Vice President — Group Operations. Mr. Portacci joined us in 1987 as a hospital administrator and became a Group Director in 1991. In 1994, he became Group Vice President, and presently manages facilities in Arizona, California, Missouri, New Mexico, Texas, Utah, and Wyoming.
      William S. Hussey serves as Senior Vice President — Group Operations. Mr. Hussey joined us in June 2001 as a Group Assistant Vice President. In January 2003, he was promoted to Group Vice President to manage our acquisition of seven hospitals in West Tennessee, and in January 2004, he was promoted to Group Senior Vice President and assumed responsibility for additional facilities. Mr. Hussey presently manages facilities in Arkansas, Georgia, Kentucky, and Tennessee. Prior to joining us, he served as President and CEO for Gulfside Medical Development in Ft. Myers, Florida, from 1998 to 2001. From 1992 to 1997, Mr. Hussey served as President — Tampa Bay Division, for Columbia/ HCA Healthcare Corporation.
      Martin G. Schweinhart serves as Senior Vice President — Operations. Mr. Schweinhart joined us in June 1997 and has served as the Vice President Operations. From 1994 to 1997 he served as Chief Financial Officer of the Denver and Kentucky divisional markets of Columbia/ HCA Healthcare Corporation. Prior to that time he spent 18 years with Humana Inc. and Columbia/ HCA in various management capacities.
      Rachel A. Seifert serves as Senior Vice President, Secretary and General Counsel. She joined us in January 1998 as Vice President, Secretary and General Counsel. From 1992 to 1997, she was Associate General Counsel of Columbia/ HCA Healthcare Corporation and became Vice President-Legal Operations in 1994. Prior to joining Columbia/ HCA in 1992, she was in private practice in Dallas, Texas.
      T. Mark Buford, C.P.A., serves as Vice President and Corporate Controller. Mr. Buford has served as our Corporate Controller since 1986 and as Vice President since 1988.
      The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office.
EXECUTIVE COMPENSATION
      The following are presented on the subsequent pages: (i) the Summary Compensation Table; (ii) stock option information; (iii) the Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values Table; (iv) the Equity Compensation Plan Information Table; (v) a description of our employment arrangements; (vi) Supplemental Executive Retirement Plan information with the Pension Plan Table; (vii) the Report of the Compensation Committee on Fiscal 2004 Executive Compensation; and (viii) the Corporate Performance Graph.

Summary Compensation Table
      The following table sets forth certain summary information with respect to compensation for the years ended December 31, 2004, 2003 and 2002, paid by us for services to those persons who were, during 2004, our Chief Executive Officer and our four other most highly paid executive officers (collectively, the “Named Executives”).

					Long Term
					Compensation
					Awards

	Annual Compensation			Other Annual	Securities
				Compensation	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	Options (#)	Compensation ($)

Wayne T. Smith	2004	$900,000	$1, 051,200		—	36,590	(2)
Chairman of the Board,	2003	700,000	637,000		750,000	212,899
President and	2002	600,000	516,000		—	146,649
Chief Executive Officer
W. Larry Cash	2004	$550,000	$525,250		—	22,834	(2)
Executive Vice President	2003	500,000	455,000		500,000	98,764
and Chief Financial	2002	475,000	386,175		—	106,964
Officer
Gary D. Newsome	2004	$290,000	$283,000		—	10,416	(2)
Senior Vice President —	2003	270,000	245,450		200,000	60,640
Group Operations	2002	260,000	238,180		—	42,535
David L. Miller	2004	$291,000	$145,500		—	7,644	(2)
Senior Vice President —	2003	277,000	169,885		200,000	32,706
Group Operations	2002	264,000	192,952		—	28,839
Michael T. Portacci	2004	$286,000	$143,000		—	8,199	(2)
Senior Vice President —	2003	277,000	132,725		200,000	88,189
Group Operations	2002	260,000	217,980		—	29,973

(1)	The amount of other annual compensation is not required to be reported since the aggregate amount of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of the Named Executives.

(2)	Amount consists of additional long-term disability premiums for Mr. Smith of $2,250, for Mr. Cash of $2,250, for Mr. Newsome of $1,305, for Mr. Miller of $1,310, and for Mr. Portacci of $1,287; employer matching contributions to the 401(k) plan for Messrs. Smith, Cash, Newsome, Miller and Portacci of $2,734; employer matching contributions to the deferred compensation plan for Mr. Smith of $17,764, for Mr. Cash of $10,669, for Mr. Newsome of $4,540, and for Mr. Portacci of $2,650; and life insurance premiums for Mr. Smith of $13,842, for Mr. Cash of $7,181, for Mr. Newsome of $1,837, for Mr. Miller of $3,620, and for Mr. Portacci of $1,528.

Stock Options
      No stock options were granted during fiscal 2004 to the Named Executives.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values
      The following table sets forth the stock option values as of December 31, 2004 for these persons:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal Year-End		In-the-Money Options at
	Shares	Value	(#)		Fiscal Year-End ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wayne T. Smith	—	—	1,250,000	500,000	$16,775,000	$3,790,000
W. Larry Cash	90,000	$1,341,900	776,666	333,334	10,340,128	2,526,672
Gary D. Newsome	—	—	333,475	133,334	4,516,368	1,018,672
David L. Miller	—	—	373,475	133,334	5,111,568	1,010,672
Michael T. Portacci	—	—	295,073	133,334	3,954,550	1,010,672

(1)	Sets forth values for options that represent the positive spread between the respective exercise prices of outstanding stock options based on the closing price of our common stock on the New York Stock Exchange on December 31, 2004, which was $27.88 per share.
EQUITY COMPENSATION PLAN INFORMATION
      The following table includes information in respect of our equity compensation plans (and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees) as of December 31, 2004.
Equity Compensation Plan Information as of Fiscal Year-End

Number of Securities
Remaining Available for
	Number of Securities to Be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price	Equity Compensation Plans
	Outstanding Options,	of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,446,445	$18.03	4,090,930	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	7,446,445	$18.03	4,090,930

(1)	Represents shares of our common stock that may be issued pursuant to nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares, phantom stock awards and share awards under the Amended and Restated 2000 Stock Option and Award Plan. The issuance of these shares was approved by our stockholders in 2000 and 2003.

Employment Arrangements
      There are no written employment contracts with any of our Named Executives. The stock option agreements for the Named Executives issued under our Amended and Restated 2000 Stock Option and Award Plan, provide for full and immediate vesting of options in the event of a change of control transaction (as defined under each such agreement). Under Company policy, our Named Executives are entitled to severance compensation in the event they are terminated without cause; the compensation ranges from 12 to 24 months of base salary and other supplemental benefits depending on benefit category, length of employment and reason for termination.

Supplemental Executive Retirement Plan
      Effective January 1, 2003, the Company adopted the Supplemental Executive Retirement Plan for the benefit of our officers and key employees. This plan is a non-contributory non-qualified defined benefit plan that provides for the payment of benefits from the general funds of the Company. The Compensation Committee of our Board of Directors administers this plan and all determinations and decisions made by the Compensation Committee are final, conclusive and binding upon all persons.
      The plan generally provides that, when a participant retires after his or her normal retirement date (age 65) he or she will be entitled to an annual retirement benefit equal to (i) the participant’s Annual Retirement Benefit, reduced by (ii) the sum of (a) the actuarial equivalent of the participant’s monthly amount of Social Security old age and survivor disability insurance benefits payable to the participant commencing at his or her unreduced Social Security age, and (b) the annuity which is the actuarial equivalent of the amount contributed to the deferred compensation plan pursuant to the Benefit Exchange Agreement increased by 7% per year commencing January 1, 2003. (The Named Executives each entered into a Benefit Exchange Agreement with the Company which provided that, in exchange for the executive’s interest in a split-dollar insurance policy, the Company would contribute certain specified amounts to the executive’s account under the deferred compensation plan. These amounts are reflected in the “All Other Compensation” column of the summary compensation table for 2003.)
      For this purpose the “Annual Retirement Benefit” means an amount equal to the sum of the participant’s compensation for the highest three years out of the last five full years of service preceding the participant’s termination of employment, divided by three, then multiplied by the lesser of 50% or a percentage equal to 2% multiplied by the participant’s years of service. In March 2004, our Compensation Committee credited Mr. Smith and Mr. Cash with two years of service for each year of actual service. Benefits are generally payable over the lifetime of the participant, but may be paid in an alternative form if requested by the participant.
      In the event of a change in control, all participants who have been credited with five or more years of service will be credited with an additional three years of service. In addition, the benefit of any such participant will become fully vested and be paid out as soon as administratively feasible in a single lump sum payment. Upon such payment to all participants, the plan will terminate.

      The following table shows estimated annual supplemental retirement benefits payable under our Supplemental Executive Retirement plan at normal retirement date.

	Estimated SERP Maximum Annual Benefit at Age 65
	For Years of Service Indicated(1)

Compensation	10 Years	15 Years	20 Years	25 Years

$ 100,000	$20,000	$30,000	$40,000	$50,000
200,000	40,000	60,000	80,000	100,000
300,000	60,000	90,000	120,000	150,000
400,000	80,000	120,000	160,000	200,000
500,000	100,000	150,000	200,000	250,000
600,000	120,000	180,000	240,000	300,000
700,000	140,000	210,000	280,000	350,000
800,000	160,000	240,000	320,000	400,000
900,000	180,000	270,000	360,000	450,000
1,000,000	200,000	300,000	400,000	500,000
1,100,000	220,000	330,000	440,000	550,000
1,200,000	240,000	360,000	480,000	600,000
1,300,000	260,000	390,000	520,000	650,000
1,400,000	280,000	420,000	560,000	700,000
1,500,000	300,000	450,000	600,000	750,000
1,600,000	320,000	480,000	640,000	800,000
1,700,000	340,000	510,000	680,000	850,000
1,800,000	360,000	540,000	720,000	900,000
1,900,000	380,000	570,000	760,000	950,000
2,000,000	400,000	600,000	800,000	1,000,000
2,100,000	420,000	630,000	840,000	1,050,000
2,200,000	440,000	660,000	880,000	1,100,000

(1)	The benefits listed are the total target benefit and are subject to reduction for certain amounts contributed to the deferred compensation plan and Social Security benefits.

(2)	Defined as salary plus bonus as set forth in the Summary Compensation Table.
      As of December 31, 2004, the estimated credited years of service for the individuals named in the Summary Compensation Table were as follows: Mr. Smith 16 years; Mr. Cash, 14 years; Mr. Newsome, 7 years; Mr. Miller, 7 years; and Mr. Portacci, 8 years.
REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2004 EXECUTIVE COMPENSATION
      The Compensation Committee is responsible for establishing and monitoring our Company’s compensation philosophy for our executive officers, including base salary and incentive compensation plans, equity grants and other long term incentives, and other benefits under the employee benefit plans. The Compensation Committee is also responsible for a general review of our compensation policy for all employees. The Compensation Committee operates pursuant to a written charter, which was initially adopted in 2002 and is reviewed at least annually. The current charter is posted on our corporate website (www.chs.net). Each member of the Compensation Committee meets the categorical independence standards as set forth in our Governance Guidelines and as adopted by our Board of Directors in accordance with the New York Stock Exchange Listed Company Corporate Governance Standards. Furthermore, each member of the Compensation Committee meets the additional independence standards of Internal Revenue Code Section 162(m) in that no member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates, and Rule 16b-3 of the Exchange Act.

      It is the policy of the Compensation Committee to provide attractive compensation packages to executive management to attract and retain individuals with the appropriate experience and skills, motivate them to devote their full energies to the Company’s success, reward them for their services, and align the interests of senior management with the interests of stockholders. In the past, our executive compensation packages have been comprised primarily of base salaries, annual cash bonuses, periodic stock option grants, and a retirement plan.
      In the fall of 2004, the Compensation Committee engaged the human resources consultant, Towers Perrin, to perform a series of reviews and services in connection with the Company’s compensation of its executives. The reviews covered base salary compensation, bonus/incentive compensation, equity based compensation, and long-term incentive compensation. Specifically, Towers Perrin was requested to:

•	Review the Company’s historical compensation philosophy and practices with respect to both its Executive Officers and its other corporate officers;

•	Conduct a survey of comparables (health care industry) and wider, general industry compensation practices and benchmark the Company’s executives’ compensation to the peer groups, assessing the competitiveness of the current compensation levels; and

•	Make recommendations, based upon their reviews of the Company and of the trends and “best practices,” for a compensation philosophy to be considered by the Compensation Committee.
      Based in part upon the recommendations of the consultant, as well as their own analyses and experience and input from management, the Compensation Committee has taken the following philosophical approach and made corresponding changes to the compensation practices at the Company:

•	A determination is made for each executive position as to the most appropriate peer group, i.e., health care industry versus general industry;

•	The individual in each position is evaluated based on their individual characteristics, including time in position, performance, and future potential, to make further adjustments to the comparison;

•	Base salaries are targeted to be within a range of 10% of the median for the particular position;

•	Total cash compensation (base salary and target incentive compensation) is targeted to be within a range of 10% of the 75th percentile for the particular position;

•	Target incentive award opportunities were adjusted to spread the range of potential successes and reduce the extreme narrowness of the historical ranges;

•	Historically, equity grants were made infrequently (since the Company’s initial public offering in 2000, the only grants to executive officers were made in 2000 and 2003) and in relatively large amounts; going forward, the Compensation Committee intends to make smaller grants of shares, but on an annual basis; by doing so, the Compensation Committee believes that the intended retention benefit to the Company will be more effective and that the value received by the executives will be more closely linked to stockholder performance;

•	Given the uncertainty of the impact of the requirement to expense stock options, equity grants will be divided between non-qualified stock options and restricted share awards; and

•	Compensation at the Company will be studied in this fashion on an annual basis, in connection with the annual evaluation of the executives’ performance.
      All of our executives’ compensation levels were reviewed against the forgoing and appropriate adjustments made. In addition to the general philosophical approach, the Compensation Committee utilizes a variety of compensation plans (as described below) to meet the compensation objectives for the Company.
      Cash bonuses under the 2004 Employee Performance Incentive Plan ( the “Incentive Plan”) are based on the achievement of specific financial and operating objectives such as targeted results for earnings per share, adjusted EBITDA, net revenue, admissions, and others. Each executive is assigned a target bonus, which is expressed as a percentage of base salary. Target bonuses vary in relation to each executive’s responsibilities, but the range for our executive officers is 42% to 200% of base salary. Cash bonuses are paid based on the performance of the Company. All of the Company’s executive officers are participants in the Incentive Plan.
      The Company also has used non-qualified stock options, which increase in value only if our common stock increases in value and which terminate a short time after an executive separates employment, as a means of long-term incentive compensation. As indicated above, the Company has begun to use a combination of non-qualified stock options and restricted stock awards as a means of providing long-term incentive compensation and as a significant and needed retention tool. The Compensation Committee determines the number of stock options granted and restricted shares awarded to our executive officers and other employees on an individual, discretionary basis in consideration of the Company’s financial performance and each recipient’s performance, contributions and responsibilities. No specific weight is assigned to any of these factors, however, by making annual awards, the Compensation Committee believes it will be better positioned to make any needed adjustments. Equity compensation awards are made pursuant to the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan, a further amendment of which is being submitted to the stockholders at the Annual Meeting to which this Proxy Statement relates.
      In December of 2002, effective January 1, 2003, the Compensation Committee approved and the Company adopted a Supplemental Executive Retirement Plan, which is intended to provide a defined benefit to our executive officers upon their retirement on or after their normal retirement age. This plan is also intended to serve as a long term retention tool for our executive officers as the Compensation Committee evaluated the total compensation packages and other employment incentives. In March 2004, the Compensation Committee reviewed the benefits to be paid to both Mr. Smith and Mr. Cash and determined that a short-service supplement should be granted to them (such that Messrs. Smith and Cash will be credited with two years of service for each year of actual service under the plan) to reward their past achievements and to retain them in their current employment.
      Mr. Wayne T. Smith, our Chairman, President and CEO, receives an annual base salary subject to the approval by the Compensation Committee. Mr. Smith’s base salary for fiscal 2004 was $900,000. For fiscal 2004, Mr. Smith’s target bonus was in an amount up to 125% of his annual salary, if his performance target was achieved. For 2004, Mr. Smith’s bonus was $1,051,200, reflecting the Company’s performance in net revenue, earnings, and earnings per share growth. In evaluating Mr. Smith’s performance, and setting the target bonus amount, the Compensation Committee has taken particular note of Mr. Smith’s outstanding leadership in the Company’s day to day operations and significant growth since 1997, when he joined the Company.
      Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a publicly held corporation for compensation paid in excess of $1 million in any taxable year to a chief executive officer or any of the four other most highly paid senior executive officers, unless the compensation constitutes “qualified performance-based compensation,” in which case it is not taken into account in determining whether the $1 million threshold is exceeded. Compensation as defined under Section 162(m) includes, among other things, base salary, incentive compensation and gains on stock option transactions. The Compensation Committee believes that all compensation earned by our officers during fiscal 2004 qualified for deductibility under the Internal Revenue Code. The Compensation Committee intends to consider, on a case by case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary compensation.

H. Mitchell Watson, Jr., Chairman
Dale F. Frey
Julia B. North
      The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (“Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

CORPORATE PERFORMANCE GRAPH
      The following graph sets forth the cumulative return of the Company’s common stock since June 9, 2000, the date on which the Company’s common stock commenced trading on the New York Stock Exchange, as compared to the cumulative return of the Standard & Poor’s 500 Stock Index (S&P 500) and the cumulative return of the Dow Jones Healthcare Index. The graph assumes an investment of $100 in our common stock and $100 invested at that time in each of the indexes and the reinvestment of dividends where applicable.

	6/9/2000	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Community Health Systems	$100.00	$269.23	$196.15	$158.38	$204.46	$214.46

Dow Jones Health Care Index	$100.00	$119.77	$103.34	$80.76	$95.12	$93.75

S&P 500	$100.00	$90.56	$78.75	$56.92	$75.18	$83.13

AUDIT AND COMPLIANCE COMMITTEE REPORT
      The Audit and Compliance Committee of the Board of Directors of the Company is composed of three directors each of whom is “independent” as defined by the listing standards of the New York Stock Exchange and Section 10A-3 of the Exchange Act. All of our Audit and Compliance Committee members meet the Securities and Exchange Commission definition of “financial committee audit expert.” The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors, which is posted on our Corporate Website (www.chs.net). The Company’s management is responsible for its internal controls and the financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue their reports thereon. The Audit and Compliance Committee is responsible for, among other things, monitoring and overseeing these processes, and to recommend to the Board of Directors: (i) the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K; and (ii) the selection of the independent registered public accounting firm to audit the consolidated financial statements of the Company.
      In keeping with that responsibility, the Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with the independent registered public accounting firm. In addition, the Audit and Compliance Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
      The Audit and Compliance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm their independence.
      Based on the Audit and Compliance Committee’s discussions with management and the independent registered public accounting firm and the Audit and Compliance Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.
      This report is respectfully submitted by the Audit and Compliance Committee of the Board of Directors.

John A. Clerico, Chairman
John A. Fry
H. Mitchell Watson, Jr.
The foregoing report of the Audit and Compliance Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
PROXY SOLICITATION
      The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, the Company will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

      It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.
MISCELLANEOUS
      As of the date of this Proxy Statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel
Brentwood, Tennessee
April 4, 2005

Annex A
COMMUNITY HEALTH SYSTEMS, INC.
GOVERNANCE GUIDELINES
      The Governance and Nominating Committee of Community Health Systems, Inc. (“CHS,” the “Company” or “we”) has developed, and our Board of Directors has approved, the following guidelines. Our Governance and Nominating Committee reviews and modifies these guidelines at least annually.
      1.     Role of the Board of Directors and Management. Our officers and employees, under the direction of our chief executive officer (“CEO”) and the oversight of our Board of Directors, work to enhance the long-term value of the Company for our stockholders. In addition to its general oversight of management, the Board also performs a number of specific functions including: (1) selecting, evaluating and compensating the CEO and overseeing CEO succession planning, (2) providing counsel and oversight on the selection, evaluation, development and compensation of senior management, (3) reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, (4) assessing major risks facing the Company and reviewing options for their mitigation and (5) ensuring processes are in place for maintaining the integrity of the Company.
      2.     Meetings of Board; Lead Director. Our Board of Directors has four scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, the Company’s plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend scheduled board and committee meetings. In addition, our independent directors meet in regularly scheduled executive sessions without management present. The directors have determined that a specified Lead Director, currently Dale F. Frey, will preside at such meetings. The Lead Director also has the authority to call meetings of the independent directors and serves as a liaison between the Chairman, who is also our Chief Executive Officer, and the independent directors. As set forth in paragraph 14 below, the Lead Director also takes an active role in approving and setting agendas and approving the materials to be sent to the Board of Directors prior to its meetings. As requested, the Lead Director is also available for consultation and direct communication with major shareholders.
      3.     Qualifications. The Nominating and Corporate Governance Committee establishes selection criteria for directors. At a minimum each director must possess (1) a reputation for the highest ethical and moral standards, (2) good judgment, (3) a positive record of achievement, (4) if on other boards, an excellent reputation for preparation, attendance, participation, interest and initiative, (5) business knowledge and experience relevant to the Company and (6) a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively.
      4.     Submission of Resignation From Board Upon Change of Circumstance. Company officers who also serve as directors must tender their resignations from the Board at the same time they resign or retire from the company. The Nominating and Corporate Governance Committee, in its discretion, will determine whether to accept such resignation after considering the appropriateness of continued service on the Board.
      5.     Limitation Regarding Service on Other Boards. No non-management director may serve on more than 5 public companies’ boards of directors, in addition to the Company. No member of the Audit and Compliance Committee may serve on more than two other company’s audit committees. The Company’s Chief Executive Officer shall serve on no more than two other public company’s boards of directors and shall obtain the approval of the Governance and Nominating Committee prior to accepting such nomination or appointment. No other executive officer of the Company shall accept nomination or appointment to any public company board of directors without prior approval of the Chief Executive Officer and advice of counsel, and the Governance and Nominating Committee shall be advised of all such appointments.
      6.     No Term Limits. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe in a mandatory retirement age. The advantage of potentially providing new ideas and viewpoints of new directors is offset by the significant disadvantage of losing the experience and insight into the Company and its operations gained over time. The Board self-evaluation process described below will be an important determinant for board tenure.
      7.     Independence of Directors. A majority of the directors will be “independent” under the final New York Stock Exchange Listed Company Corporate Governance Standards rules, within the timeframes specified by the rules, if not sooner. The Board believes, however, that directors who do not meet the NYSE’s independence standards also make valuable contributions to the board and to the Company by reason of their experience and wisdom.
      To be considered independent under the NYSE rules, the Board must determine that a director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established the following standards to assist it in determining director independence in accordance with that rule:

Independence Standards for Directors (Including Service on Governance and Nominating Committee)

Independent Directors shall:

a) Not have been an employee of the Company, nor have an immediate family member who is or has been an executive officer, within the last three years. “Executive officer” has the same meaning specified for the term “officer” un Rule 16a-1(f) under the Securities Exchange Act of 1934.

b) Not have been the recipient of, or whose family member was the recipient of, more than $100,000 in direct compensation from the Company, excluding director and committee fees and pension or other deferred compensation for prior services, during any twelve-month period within the last three years.

c) Not (i) be a partner of or have an immediate family member who is a current partner of a firm that is our current internal or external auditor; (ii) be an employee of a firm that is our current internal or external auditor; (iii) have an immediate family member who is a current member of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) practice; or (iv) have been or have an immediate family member who was a partner or employee of our internal or external auditor, within the last three years and personally worked on our audit within that time.

d) Not have been part of an interlocking directorate within the last three years; for purpose of evaluating an interlocking directorate, the employment of the director’s immediate family members shall also be evaluated.

e) Not have been an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which exceeds the greater of (i) $1 million or (ii) 2% of the other company’s consolidated gross revenues, in any of the last three years.

The Board will also evaluate, on a case-by-case basis, any other relationship, direct or indirect, between a director and the Company and its officers, which might have the appearance of potentially impairing the director’s independence of judgment. Special attention will be paid to service on a non-profit or charitable Board by the director or a close personal relationship between the director and any executive officer.

Additional Standards for Independence for Audit and Compliance Committee Members

Audit and Compliance Committee members shall:

•	Not receive any compensation from the Company other than fees for service as a director or committee member.

•	Not be an “affiliate” of the Company, as defined by SEC regulations, which include within the “affiliate” definition a 10% or greater shareholder.

Additional Standards for Independence for Compensation Committee Members (to allow the Committee to approve Section 16(b) transactions for securities law purposes and approve “performance goals” for purposes of 162(m) of the Internal Revenue Code)

Compensation Committee members shall:

•	Never have been an officer of the Company.

•	Not receive any compensation from the Company other than fees for service as a director or committee member.

•	Not be engaged in any business relationship or have an interest in any transaction that is required to be disclosed under Item 404(a) or (b) of Regulation S-K.
      8.     No Personal Loans to Directors or Executive Officers. The Company will not make any personal loans or extensions of credit to directors or executive officers.
      9.     Selection Process. Our stockholders elect directors each year at the Annual Meeting of Stockholders. The Board of Directors is classified and approximately one-third of the directors are elected each year. Directors serve for three year terms. All candidates for director are evaluated and recommended for nomination by the Governance and Nominating Committee, unless nominated by a stockholder in accordance with the procedures set forth in our Bylaws, or as set forth in a written contract between the Company and a third party.
      Stockholders may propose candidates for the Board by submitting the names and supporting information to: Secretary, Community Health Systems, Inc., 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027. Requirements concerning the form and timing of such proposals are set forth in our Bylaws. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at our offices not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the public announcement of the meeting is first made.
      10.     Size of the Board. The Board determines the number of directors, but our Certificate of Incorporation requires that there be at least 3 directors. There are currently 8 directors. The Board periodically evaluates whether the size of the Board should be increased or decreased.
      11.     Board Committees. The Board has established the following committees to assist it in discharging its responsibilities: (1) Audit and Compliance Committee; (2) Compensation Committee; and (3) Governance and Nominating Committee. Current charters of these committees are published on the CHS website, and will be mailed to stockholders on written request. The committee chairs present oral reports and the minutes of their meetings to the full board following each meeting of the respective committees.
      12.     Independence of Committee Members. Subject to the phase-in periods set forth in the applicable rules and regulations, in addition to the requirement that a majority of the Board satisfy the independence standards discussed in paragraph 7 above, all members of the Audit and Compliance, Governance and Nominating and Compensation Committees must be independent. Members of the Audit and Compliance Committee and the Compensation Committee must also satisfy additional independence requirements as set forth above.
      13.     Self-Evaluation. The Board and each of the committees will perform an annual self-evaluation. In the first quarter of each year, the directors will be requested to provide their assessments of the effectiveness of the board and the committees on which they serve. The individual assessments will be organized and summarized by the general counsel for discussion with the board and the committees.
      14.     Setting Board Agenda. The Board shall be responsible for its agenda. At the December board meeting, the CEO will propose for the Board and Committees’ approval key issues of strategy, risk and integrity to be scheduled and discussed during the course of the next calendar year. Before that meeting, the Board and Committees will be invited to offer suggestions. As a result of this process, a schedule of major discussion items for the balance of the year will be established. Prior to each Board meeting, the CEO will discuss the other specific agenda items for the meeting with the Lead Director. The CEO and the Lead Director, or committee chair as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO, the Lead Director, or appropriate committee chair at any time.
      15.     Ethics and Conflicts of Interest. The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising CHS’ Code of Conduct. The Board will not permit any waiver of any ethics policy for any director or executive officer. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the Lead Director. If a significant conflict exists and cannot be resolved, the director should resign. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Audit and Compliance Committee shall resolve any conflict of interest question involving the CEO and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.
      16.     Reporting of Concerns to Non-Employee Directors or the Audit and Compliance Committee. Anyone who has a concern about the Company’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Lead Director, to any non-employee directors, or to the Audit and Compliance Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone. The Company will adopt appropriate procedures to ensure that any contact received at the Company will be forwarded to the director(s) without delay or censor. Concerns may also be directed through the Company’s confidential disclosure program by using special addresses and a toll-free phone number that are published on the Company’s website. All such concerns will be reviewed and addressed by the Company’s Corporate Compliance Officer in the same way that other concerns are addressed by the Company and may be forwarded directly to the non-employee directors, the Lead Director, or the Audit and Compliance Committee, if so directed in the correspondence or other contact. The status of all outstanding concerns addressed to the non-employee directors, the Lead Director, or the Audit and Compliance Committee will be reported to the directors on a quarterly basis. The non-employee directors, the Lead Director, or the Audit and Compliance Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s Code of Conduct prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
      17.     Compensation of Board. The Compensation Committee is responsible for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the Compensation Committee shall be guided by three goals: compensation should fairly pay directors for work required in a company of the Company’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and straightforward for stockholders to understand.
      18.     Succession Plan. The Board shall be responsible for establishing a succession plan for the CEO and senior executives.
      19.     Annual Compensation Review of Senior Management. The Compensation Committee shall annually approve the goals and objectives for compensating the CEO. That committee shall evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The Compensation Committee shall also annually approve the compensation structure for the Company’s officers, and shall evaluate the performance of the Company’s senior executive officers before approving their salary, bonus and other incentive and equity compensation.
      20.     Access to Senior Management. Non-employee directors are encouraged to contact senior managers of the Company without senior corporate management present.
      21.     Access to Independent Advisors. The Board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors.
      22.     Director Orientation. The general counsel and the chief financial officer shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Each new director shall, within six months of election to the Board, spend a day at corporate headquarters for personal briefing by senior management on the company’s strategic plans, its financial statements, and its key policies and practices.
APPROVAL AND ADOPTION
      Reviewed and approved by the Governance and Nominating Committee on January 28, 2003 and adopted by the Board of Directors on February 25, 2003.
      Revision reviewed and approved by the Governance and Nominating Committee and adopted by the Board of Directors on February 24, 2004.
      Revision adopted by the Board of Directors on April 8, 2004.
      Revision reviewed and approved by the Governance and Nominating Committee on February 22, 2005 and adopted by the Board of Directors on February 23, 2005.

Annex B
Community Health Systems, Inc.
2000 STOCK OPTION AND AWARD PLAN
(As Amended and Restated February 25, 2003 and February 23, 2005)
      1.     Purpose.
      The purpose of this Plan is to strengthen Community Health Systems, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by providing an incentive to its and their employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s and its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, Share Awards, Phantom Stock and Restricted Stock (as each term is herein defined).
      2.     Definitions.
      For purposes of the Plan:

2.1 “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

2.2 “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.3 “Award” means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Share Award or any or all of them.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, except as otherwise set forth herein,

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause”, the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (i) of this Section 2.5(b) shall not constitute “Cause.”

2.6 “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.7 A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of February 23, 2005, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred. 2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.10 “Company” means Community Health Systems, Inc.

2.11 “Director” means a director of the Company.

2.12 “Disability” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;

(b) in the case of an Optionee or Grantee to whom Section 2.12(a) does not apply and who participates in the Company’s long-term disability plan, if any, the term “Disability” as used in such plan; or

(c) in all other cases, a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially his or her duties for a period of ninety-one (91) consecutive days.

2.13 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.14 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

2.15 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the

Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing sales prices of the Shares as reported by The Nasdaq Stock Market at the close of the primary trading session on such dates and, in either case, if the Shares were not traded on such date, on the next preceding day on which the Shares were traded. In the event that Fair Market Value cannot be determined in a manner described above, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.18 “Formula Option” means a Nonqualified Stock Option granted pursuant to Section 6.

2.19 “Grantee” means a person to whom an Award has been granted under the Plan.

2.20 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.21 “Non-employee Director” means a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.22 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.23 “Option” means a Nonqualified Stock Option, an Incentive Stock Option, a Formula Option, or any or all of them.

2.24 “Optionee” means a person to whom an Option has been granted under the Plan.

2.25 “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.26 “Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.27 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

2.28 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.29 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.30 “Performance Objectives” has the meaning set forth in Section 9.

2.31 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.

2.32 “Performance Units” means performance units granted to an Eligible Individual under Section 9.

2.33 “Phantom Stock” means a right granted to an Eligible Individual under Section 10 representing a number of hypothetical Shares.

2.34 “Plan” means Community Health Systems, Inc. 2000 Stock Option and Award Plan, as amended and restated from time to time.

2.35 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.

2.36 “Share Award” means an Award of Shares granted pursuant to Section 10.

2.37 “Shares” means shares of the Common Stock of the Company, par value $.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.

2.38 “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

2.39 “Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

2.40 “Successor Corporation” means a corporation, or a Parent or Subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.41 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.
      3.     Administration.
      3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that (A) with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Non-employee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if any member of the Committee is neither a Non-employee Director nor an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.
      3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

      3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan, determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Options and Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
      3.4 The Committee may delegate to one or more officers of the Company the authority to grant Options or Awards to Eligible Individuals (other than to himself or herself) and/or determine the number of Shares subject to each Option or Award (by resolution that specifies the total number of Shares subject to the Options or Awards that may be awarded by the officer and the terms of any such Options or Awards, including the exercise price), provided that such delegation is made in accordance with the Delaware General Corporation Law and with respect to Options and Awards that are not intended to qualify as Performance-Based Compensation.
      4.     Stock Subject to the Plan; Grant Limitations.
      4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 17,062,791; provided, however, that (i) in any calendar year, (a) no Eligible Individual may be granted Options or Awards in the aggregate in respect of more than 1,000,000 Shares, and (b) the dollar amount of cash or Fair Market Value of Shares that any Eligible Individual may receive in respect of Performance Units denominated in dollars may not exceed $250,000, (ii) in no event shall the aggregate number of shares of Restricted Stock, Performance Awards (including Shares issued in respect to Performance Awards), Phantom Stock, and other Awards that are granted as “full value awards” granted under the Plan exceed 4,500,000, and (iii) in no event shall more than an aggregate of 30,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

      4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

(a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

(b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

(c) Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Exercise Gain Shares issued upon settlement of the Stock Appreciation Right.
      4.3 Whenever any outstanding Option or Award or portion thereof expires, is canceled, is forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, forfeited, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.
      5.     Option Grants for Eligible Individuals.
      5.1     Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.
      5.2     Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however,that the exercise price per Share under each Nonqualified Stock Option and each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).
      5.3     Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.
      5.4     Vesting. Subject to Section 5.10, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
      5.5     Deferred Delivery of Option Shares. The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

      5.6     Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
      5.7     Non-Transferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option), at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.
      5.8     Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee following a hardship distribution to the Optionee to the extent such exercise is prohibited under the Community Health Systems, Inc. 401(k) Plan or Treasury Regulation § 1.401(k)-1(d)(2)(iv)(B)(4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine that the exercise price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.
      5.9     Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.
      5.10     Effect of Change in Control. In the event of a Change in Control, each Option held by the Optionee as of the date of the Change in Control shall become immediately and fully exercisable and shall, notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the termination of the Change in Control or (y) the expiration of the stated term of the Option. In addition, the Agreement evidencing the grant of an Option may provide for any other treatment of the Option in the event of a Change in Control.
      6.     Option Grants for Non-employee Directors.
      6.1     Grant. Formula Options shall be granted to Non-employee Directors as follows:

(a) Initial Grant. Each Non-employee Director shall, upon becoming a Director, be granted a Formula Option in respect of 10,000 Shares.

(b) Annual Grant. Each Non-employee Director shall be granted a Formula Option in respect of 5,000 Shares on the first business day after January 1st of each calendar year that the Plan is in effect provided that the Non-employee Director is a Director on such date; provided further, however, that, if the Initial Grant to a Non-employee Director is made after June 30th of any calendar year, the first Annual Grant to be made to the Non-employee Director shall be made on the first business day after January 1st of the second calendar year following the year in which the Initial Grant was made provided that the Non-employee Director is a Director on such date.
All Formula Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the price, amount or timing of Formula Options provided under this Section 6, including provisions dealing with vesting, forfeiture and termination of such Formula Options.
      6.2     Purchase Price. The purchase price for Shares under each Formula Option granted pursuant to Section 6.1(a) or 6.1(b) shall be equal to 100% of the Fair Market Value of such Shares on the date the Formula Option is granted.
      6.3     Vesting and Exercisability. Subject to Sections 6.4 and 6.5, each Formula Option shall become fully vested with respect to 50% of the Shares subject thereto on each of the first and second anniversaries of the date of grant; provided, however, that the Optionee continues to serve as a Director as of such date; provided further, however, that if a Director dies prior to such date and while a Director, the Formula Option shall become fully vested and exercisable with respect to 100% of the Shares on that date. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to any Formula Option which has not then vested pursuant to the preceding sentence, and the Optionee shall automatically forfeit any Formula Option which remains unvested.
      6.4     Duration. Each Formula Option shall terminate on the date which is the tenth anniversary of the date of grant (or if later, the first anniversary of the date of the Director’s death if such death occurs prior to such tenth anniversary), unless terminated earlier as follows:

(a) Other than Disability, Death or Cause. Except as provided in Section 6.5 below, if an Optionee’s service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may, for a period of six (6) months after the termination of the Optionee’s service, but in no event after the expiration of the stated term of the Formula Option, exercise his or her Formula Option to the extent, and only to the extent, that such Formula Option or portion thereof was vested as of the date the Optionee’s service as a Director terminated, after which time the Formula Option shall automatically terminate in full.

(b) Disability. If an Optionee’s service as a Director terminates by reason of the Optionee’s resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after the termination of the Optionee’s service, but in no event after the expiration of the stated term of the Formula Option, exercise his or her Formula Option to the extent, and only to the extent, that such Formula Option or portion thereof was vested as of the date the Optionee’s service as a Director terminated, after which time the Formula Option shall automatically terminate in full.

(c) Cause. If an Optionee’s service as a Director terminates for Cause, any unexercised portion of the Formula Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised. For this purpose, “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, or (2) willful violation of any law, rule or regulation in connection with the performance of an Optionee’s duties (other than traffic violations or similar offenses).

(d) Death. If an Optionee dies while a Director or within the exercise period described in clause (a) or (b) of this Section 6.4 or referred to in Section 6.5 hereof, the Formula Option granted to the Optionee may be exercised at any time within one (1) year after the Optionee’s death, but in no event after the expiration of the stated term of the Formula Option, by the person or persons to whom such rights under the Formula Option shall pass by will, or by the laws of descent or distribution, to the extent, and only to the extent, that such Formula Option or portion thereof was vested as of the date of the Optionee’s death or earlier termination (as applicable), after which time the Formula Option shall automatically terminate in full.
      6.5.     Effect of Change in Control. The provisions in Section 5.10 shall apply to any Formula Options granted pursuant to this Section 6.]
      7.     Stock Appreciation Rights.
      The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.
      7.1     Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
      7.2     Stock Appreciation Right Related to an Option.

(a) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

      7.3     Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 7.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that a Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
      7.4     Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.
      7.5     Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.
      7.6     Form of Payment. Payment of the amount determined under Sections 7.2(b) or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
      7.7     Effect of Change in Control. In the event of a Change in Control, each Stock Appreciation Right held by the Grantee shall become immediately and fully exercisable and shall, notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the six (6) month anniversary of (x) the Change in Control or (y) the expiration of the stated term of the Stock Appreciation Right. In addition, the Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option may provide for any other treatment of such Stock Appreciation Right in the event of a Change in Control.
      8.     Restricted Stock.
      8.1     Grant. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.
      8.2     Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
      8.3     Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
      8.4     Lapse of Restrictions.

(a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(b) Effect of Change in Control. The Committee may determine at the time of the grant of an Award of Restricted Stock the extent to which the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.
      8.5     Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
      8.6     Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.
      9.     Performance Awards.
      9.1     Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 9.1(b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance

Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) Vesting and Forfeiture. Subject to Sections 9.3(c) and 9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(b) Payment of Awards. Subject to Section 9.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.
      9.2     Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(c) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) Lapse of Restrictions. Subject to Sections 9.3(c) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

      9.3     Performance Objectives.
      (a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) sales or (vii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.
      (b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.
      (c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.
      9.4     Effect of Change in Control. The Agreements evidencing Performance Shares and Performance Units may provide for the treatment of such Awards (or portions thereof) in the event of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.
      9.5     Non-transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
      10.     Other Share Based Awards.
      10.1     Share Awards. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.
      10.2     Phantom Stock Awards.
      (a) Grant. The Committee may, in its discretion, grant shares of Phantom Stock to any Eligible Individuals. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Agreement.
      (b) Payment of Awards. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee may settle Phantom Stock Awards with Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled.
      11.     Effect of a Termination of Employment.
      The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Formula Options, shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.
      12.     Adjustment Upon Changes in Capitalization.
      (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iii) the number and class of Shares or other securities in respect of which Formula Options are to be granted under Section 6 and (iv) the Performance Objectives.
      (b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Option or Award as Performance-Based Compensation.
      (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.
      13.     Effect of Certain Transactions.
      Subject to Sections 5.10, 6.5, 7.7, 8.4(b) and 9.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.
      14.     Interpretation.
      Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

(c) To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply.
      15.     Termination and Amendment of the Plan or Modification of Options and Awards.
      15.1     Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.
      15.2     Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.
      16.     Non-Exclusivity of the Plan.
      The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      17.     Limitation of Liability.
      As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.
      18.     Regulations and Other Approvals; Governing Law.
      18.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
      18.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
      18.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
      18.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.
      18.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
      19.     Miscellaneous.
      19.1     Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.
      19.2     Withholding of Taxes.
      (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in an Agreement evidencing an Option or Award at the time of grant or thereafter that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares issuable to him or her pursuant to the Option or Award having an aggregate Fair Market Value equal to the Withholding Taxes.
      (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.
      19.3     Effective Date. The effective date of this Plan shall be as determined by the Board, subject only to the approval by the holders of a majority of the securities of the Company entitled to vote thereon, in accordance with the applicable laws, within twelve (12) months of the adoption of the Plan by the Board.

Community Health Systems, Inc.

2005 Annual Meeting of Stockholders

     The undersigned hereby appoints Wayne T. Smith and Rachel A. Seifert, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Community Health Systems, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at The St. Regis Hotel, located at 5th Avenue at 55th Street, New York, New York 10022 on Wednesday, May 25, 2005, at 8:30 a.m., local time, and at any adjournments or postponements thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

						Please Mark Here for Address Change or Comments SEE REVERSE SIDE			☐

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior Proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the two named nominees for directors and, unless otherwise specified, FOR proposals 2 and 3 and AGAINST proposal 4 listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy a copy of the Notice of Annual Meeting and Proxy Statement dated April 4, 2005, describing more fully the proposals set forth herein.

		FOR ALL nominees listed to left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to left		The Board of Directors recommends a vote FOR proposal 2.	FOR		AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS 01 Dale F. Frey 02 John A. Fry	☐	☐	2.	Proposal to approve the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan, as amended and restated on February 23, 2005.	☐		☐	☐
					The Board of Directors recommends a vote FOR proposal 3.	FOR		AGAINST	ABSTAIN
				3.	Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005.	☐		☐	☐
					The Board of Directors recommends a vote AGAINST proposal 4.	FOR		AGAINST	ABSTAIN
				4.	Stockholder proposal entitled “Stock Option Expensing”.	☐		☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Signature			Signature (if held jointly)				Date

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the Proxy signed by an officer of the corporation, indicating his/her title. If the stockholder is a partnership, the full partnership name should be inserted and the Proxy signed by an authorized person of the partnership, indicating his/her title. If the stockholder is a limited liability company, the full limited liability company name should be inserted and the Proxy signed by an authorized person of the limited liability company, indicating his/her title.

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